Exhibit 10.10

SETTLEMENT AGREEMENT AND MUTUAL RELEASE

                This Settlement Agreement and Mutual Release (this “Settlement Agreement”) is entered into as of

October 1, 2001 (the “Effective Date”) by and between AeroGen, Inc. (“Aerogen”) and Becton, Dickinson and

Company (“BD”),  each of the parties being referred to as “party to the Settlement Agreement,” and collectively referred to as “the  parties hereto” or “the parties to the Settlement Agreement.”

RECITALS

                A.            WHEREAS on or about May 10, 2000, Aerogen and BD entered into an Insulin Inhaler

Development Agreement, which by its terms was effective as of January 1, 2000 (“the Development Agreement”);

                B.            WHEREAS, pursuant to the Development Agreement, Aerogen and BD were to collaborate on the development of a product for the pulmonary delivery of insulin, with the goal of achieving rapid, effective development of a pulmonary insulin inhaler with broad commercial appeal;

                C.            WHEREAS on or about August 21, 2001, Aerogen commenced an action in the United States

District Court for the Northern District of California entitled Aerogen, Inc. v. Becton, Dickinson and Company, Case

No. C 01-20785 RS ARB (“the Action”);

                D.            WHEREAS in the Action Aerogen asserts causes of action for breach of contract, breach of the implied covenant of good faith and fair dealing, intentional misrepresentation, concealment, negligence misrepresentation, rescission, unfair competition, unjust enrichment and declaratory judgment, alleging, among other things, that BD failed to perform its obligations

under the Development Agreement;

                E.             WHEREAS BD denies Aerogen’s allegations, and contends that it performed its obligations under the Development Agreement, and further denies that its conduct was in any way fraudulent, misleading or unfair, or that Aerogen is entitled to the relief sought in the Action;

                F.             WHEREAS the parties to this Settlement Agreement wish to avoid the costs of maintaining and defending their claims with respect to each other and seek to secure a full and complete settlement without making any admissions or concessions regarding the merits of the matters in dispute;

NOW, THEREFORE, for and in consideration of the mutual terms, obligations, covenants and conditions contained herein, and for other good and valuable consideration as set forth below, Aerogen and BD agree as follows:

AGREEMENT

1.             Incorporation of Recitals.  The above Recitals are incorporated herein by reference.

2.             Termination of Insulin Inhaler Development Agreement.  The Development Agreement is

hereby terminated.  The provisions of Article 11 of the Development Agreement will survive such termination, in accordance with the provisions of Article 11.  For purposes of those provisions of Article 11 of the Development

Agreement, the Intellectual Property Rights assigned to Aerogen under the Assignment referred to in Paragraph 4 of this Settlement Agreement (and deferred therein) shall be deemed Aerogen Confidential Information, and BD shall keep such Intellectual Property Rights confidential, subject to BD’s right to exercise its rights under the License

Agreement referred to in Paragraph 5 of this Settlement Agreement.

3.             Payment by Aerogen.  In consideration of the mutual terms, obligations, covenants and conditions contained herein, Aerogen will pay or cause to be paid to BD the total sum of USD $2,000,000.00 (two million U.S. dollars) as follows: BD shall execute and deliver to Aerogen an executed copy of this Settlement

Agreement and the Assignment and the License Agreement referred to in Paragraphs 4 and 5 of this Settlement

Agreement on or before October 1, 2001; Aerogen shall pay or cause to be paid to BD USD $1,000,000.00 (one million U.S. dollars) within 3 (three) business days of Aerogen’s receipt of a copy of this Settlement Agreement and the Assignment and the License Agreement referred to in Paragraphs 4 and 5 of this Settlement Agreement, all executed by BD, and, pursuant to this Settlement Agreement, Aerogen shall pay or cause to be paid to BD an additional USD $1,000,000.00 (one million U.S. dollars) on February 15, 2002.

                4.             Assignment.  Concurrently with the execution of this Settlement Agreement, BD shall execute and deliver to Aerogen the Assignment attached as Exhibit A to this Settlement Agreement, and which is incorporated herein by reference.

                5.             License Agreement.  Concurrently with the execution of this Settlement Agreement, the parties hereto shall execute the License Agreement attached as Exhibit B to this Settlement Agreement, and which is incorporated herein by reference.

6.             Dismissal of the Action.  Within three (3) business days after Aerogen’s receipt of executed copies of this Settlement Agreement and the Assignment and the License Agreement referred to in Paragraphs 4 and

5 of this Settlement Agreement, Aerogen shall execute and file a request for dismissal with prejudice of the Action with the United States District Court, Northern District of

California.  No costs or attorneys’ fees will be sought or awarded to either Party in connection with the Action.

7.             Mutual Release.

a.             Except as otherwise provided in this Settlement Agreement and in the Assignment and the License

Agreement referred to in Paragraphs 4 and 5 of this Settlement Agreement, Aerogen, on behalf of itself, its predecessors, successors, affiliates, officers, directors, agents, employees, representatives, and assigns, hereby releases and forever discharges BD, its predecessors, successors, affiliates, officers, directors, agents, employees,

representatives, distributors, attorneys, and assigns, and any and all corporations or other entities which BD controls now or in the future, from any and all claims, defenses, demands and causes of action of every kind and nature whatsoever, whether or not now known, suspected, or claimed, which Aerogen has ever had, now has, or claims to have as of the date of execution of this Settlement Agreement, including those claims or defenses that were raised or could have been raised in the Action, which relate to (i) the Development Agreement, (ii) Aerogen and BD’s

collaboration on the development of a product for the pulmonary delivery of insulin, or (iii) the parties’ respective rights and obligations, including rights to intellectual property, related in any way to any product or technology for the pulmonary delivery of insulin.  This release does not apply to any cause of action or claim related to or arising out of any alleged breach of this Settlement Agreement or the Assignment or the License Agreement referred to in

Paragraphs 4 and 5 of this Settlement Agreement.

                b.             Except as otherwise provided in this Settlement Agreement and in the Assignment and the License

Agreement referred to in Paragraphs 4 and 5 of this Settlement Agreement, BD, on behalf of itself, its predecessors,

successors, affiliates, officers, directors, agents, employees, representatives, and assigns, hereby releases and forever discharges Aerogen, its predecessors, successors, affiliates, officers, directors, agents, employees, representatives,

distributors, attorneys, assigns, any all corporations or other entities which Aerogen controls now or in the future,

and any customers or users of products made or sold in whole or in part by or at the direction of Aerogen, from any and all claims, defenses, demands and causes of action of every kind and nature whatsoever, whether or not now known, suspected, or claimed, which BD has ever had, now has, or claims to have as of the date of execution of this

Settlement Agreement, including those claims or defenses that were raised or could have been raised in the Action,

which relate to (i) the Development Agreement, (ii) Aerogen and BD’s collaboration on the development of a product for the pulmonary delivery of insulin, or (iii) the parties’ respective rights and obligations, including rights to intellectual property, related in any way to any product or technology for the pulmonary delivery of insulin.  This release does not apply to any cause of action or claim related to or arising out of any alleged breach of this

Settlement Agreement or the Assignment or the License Agreement referred to in Paragraphs 4 and 5 of this

Settlement Agreement.

                8.             Waiver of California Civil Code Section 1542.  The parties to this Settlement Agreement understand and acknowledge that they are familiar with California Civil Code section 1542, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Aerogen and BD expressly waive and relinquish any rights they may have under Civil Code section 1542 or any other statute or common law principle with a similar effect as to the matters set forth in Section 7 of this Settlement

Agreement.  In connection with such waiver and relinquishment, Aerogen and BD acknowledge that they are aware that they or their attorneys or agents may hereafter discover claims or facts in addition to or different from those which they now know or believe to exist with respect to the subject matter of this Settlement Agreement, but that it is the intention of the parties to this Settlement Agreement to hereby fully, finally, and forever settle and release all of the matters set forth in Section 7 of this Settlement Agreement.  In furtherance of this intention, the releases herein given shall be and remain in effect as full and complete releases notwithstanding the discovery or existence of any such additional or different claim or fact.

                9.             Covenant Not to Sue.  BD acknowledges that Aerogen and/or any marketing partners,

distributors, and/or licensees Aerogen chooses, may develop, make, have made, use, sell, license, sublicense,

distribute, offer for sale, import or export products for the pulmonary delivery of insulin, without any payment to BD except as set forth herein.  BD, on behalf of itself, its predecessors, successors, affiliates, officers, directors, agents,

employees, representatives and assigns, covenants that it shall not bring suit against Aerogen, its predecessors, successors, licensees, sublicensees, contractors, vendors, affiliates, officers, directors, agents,

employees, representatives, distributors, marketing partners, attorneys, assigns, customers or users of products made or sold in whole or in part by or at the direction of or under a direct or indirect agreement with Aerogen, or any corporations or other entities which Aerogen controls or is controlled by, or with which Aerogen is under common control, now or in the future, with respect to any alleged breach of any obligation or duty or any alleged infringement, misappropriation or other wrongful use of any intellectual property  (i) owned by or licensed to BD as of the date hereof; (ii) developed under the Development Agreement; (iii) arising as a result of the Development

Agreement or any activities thereunder or related thereto; (iv) based upon or derived from any Aerogen Technology or Aerogen Confidential Information (as such terms are defined in the Development Agreement); (v) based upon or derived from the Intellectual Property Rights assigned to Aerogen under the Assignment referred to in Section 4 of this Settlement Agreement; (vi) made during the period beginning on the date hereof and ending on the fifth anniversary of the date hereof by any one or more of the inventors of any of the Intellectual Property Rights assigned to Aerogen under the Assignment and that relate to the pulmonary delivery of insulin, in each case in connection with the developing, making, having made, using, selling, licensing, offering for sale, exporting or importing of a product for the pulmonary delivery of insulin, anywhere in the world.  BD further covenants that it shall not challenge the validity or priority of any patent or patent application by Aerogen for any product or technology for the pulmonary delivery of insulin anywhere in the world.  The general purposes of the covenant set forth in this Section 9 are (i) to permit Aerogen to develop and commercialize (or have developed and commercialized) its pulmonary insulin product currently in development (including any improvements thereto and refinements thereof) without interference (including by way of any lawsuit) from BD, and (ii) to permit BD to operate its business freely without concern that Aerogen will obtain, by virtue of this Section 9, any rights to use BD technology developed after the date hereof by persons without access to Aerogen Confidential Information or access to technology developed under the Development Agreement.

10.          No Admission of Liability.  The parties hereto agree that nothing in this Settlement Agreement is intended to or shall be construed as an admission of liability by either party.

11.          Disputes and Interpretation.

                                A.            Breach or Default.  Nothing in this Settlement Agreement will be construed so as to impair any legal or equitable right of any party hereto to enforce any of the terms of this Settlement Agreement by any legal means.

                                B.            Descriptive Headings.  The headings used herein are descriptive only and for the convenience of identifying provisions, and are not determinative of the meaning or a fact of any such provisions.

                                C.            Litigation Expense.  If any party to this Settlement Agreement shall bring an action against any other party hereto by reason of any alleged breach of this Settlement

Agreement, the prevailing party in such suit shall be entitled to such party’s costs of suit and reasonable attorneys’

fees.

                                D.            California Law Governs.  This Settlement Agreement and any disputes arising from this

Settlement Agreement shall be governed by California law.  The parties hereto stipulate that jurisdiction (including personal jurisdiction) and venue in any action arising from this Settlement Agreement shall be proper only in the

United States District Court for the Northern District of California, or, if that court lacks subject matter jurisdiction over such an action, in the Superior Court for the State of California, County of Santa Clara.

                12.          Representation by Counsel.  Each of the parties hereto acknowledges that this Settlement

Agreement and the Assignment and the License Agreement referred to in Paragraphs 4 and 5 of this Settlement

Agreement have been executed with the consent and on the advice of independent legal counsel of its choice.  Each party further acknowledges that it and its counsel have had adequate opportunity to make whatever investigation or inquiry is deemed necessary or desirable in connection with the subject matter of this Settlement Agreement and the

Assignment and the License Agreement referred to in Paragraphs 4 and 5 of this Settlement Agreement.

                13.          Representations as to Authority.  Each of the parties hereto represents and warrants that it has the sole right and exclusive authority to execute this Settlement Agreement and that it has not sold, assigned,

transferred, conveyed, or otherwise disposed of any claim or demand, relating to any matter covered by this

Settlement Agreement or the Assignment or the License Agreement referred to in Paragraphs 4 and 5 of this

Settlement Agreement.

                14.          Additional Documents.  Each of the parties hereto agree that it will execute and provide at the request of the other party to the Settlement Agreement, any and all such other documents or other written instruments as may be reasonably necessary to effectuate the purposes of this Settlement

Agreement, including the purposes of the Assignment and the License Agreement referred to in Paragraphs 4 and 5 of this Settlement Agreement.

                15.          Entire Agreement.  This Settlement Agreement and the Assignment and the License Agreement

referred to in Paragraphs 4 and 5 of this Settlement Agreement constitute the entire agreement and understanding between the parties hereto with respect to the subject matters set forth therein, and supersede and replace any prior agreements and understandings, whether oral or written, between and among them with respect to such matters.  The provisions of this Settlement Agreement may be waived, altered, amended or repealed in whole or in part only upon the written consent of both of the parties hereto.

                16.          No Reliance on Representations.  Each of the parties hereto represents and acknowledges that, in executing this Settlement Agreement and the Assignment and the License Agreement referred to in Paragraphs 4 and

5 of this Settlement Agreement, it does not rely and has not relied on any representation or statement made by the other party or by the other party’s agents, representatives or attorneys, except for the representations set forth in this

Settlement Agreement and the Assignment and the License Agreement referred to in Paragraphs 4 and 5 of this

Settlement Agreement.

                17.          Successors and Assigns.  The provisions of this Settlement Agreement shall extend and inure to the benefit of and be binding upon, in addition to the parties hereto, their respective directors, officers, partners,

attorneys, agents, employees, representatives, affiliates, subsidiaries, shareholders, predecessors, successors, and assigns, just as if they had executed this Settlement Agreement.

                18.          Counterparts.  This Settlement Agreement may be executed in counterparts, each of which shall be original, but all of which shall constitute one and the same instrument.  Signature may be by facsimile, followed by delivery of an original signed copy.

                IN WITNESS WHEREOF, each of the parties hereto has duly executed this Settlement Agreement as of the date noted below.

DATED: October 1, 2001	AEROGEN, INC.

	By:	/s/ Carol Gamble

Carol Gamble, Vice President and General Counsel
Print Name and Title

DATED: October 1, 2001	BECTON, DICKINSON AND COMPANY

	By:	/s/ K.J. Siefert

Kevin Seifert, VP/GM LHC
Print Name and Title

APPROVED AS TO FORM:

DATED: October 1, 2001	By:	/s/ Richard A. Carbone

Richard A. Carbone, Associate General Counsel
Print Name and Title

DATED: October 1, 2001		Attorney for BECTON, DICKINSON AND COMPANY

FENWICK & WEST LLP

By:		/s/ Carlyn Clause
Carlyn Clause
Jedediah Wakefield
Attorneys for AEROGEN, INC.